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                                EXHIBIT 23b


                    CONSENT OF ESKEW & GRESHAM, P.S.C.
                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                    FOR PIKEVILLE NATIONAL CORPORATION

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                      CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Pikeville National Corporation of our report, dated February 12, 1993, on the consolidated financial statements of Pikeville National Corporation which appears in Pikeville National Corporation's Annual Report on Form 10-K for the year ended December 31, 1992. We also consent to the references to us under the heading "Experts" in the Registration Statement.

                               /s/ Eskew & Gresham, P.S.C.
                              -----------------------------
                              Eskew & Gresham, P.S.C.

August 17, 1995